EXHIBIT 11(a)
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Fidelity Advisor Series I: Fidelity Advisor Equity Growth Fund, Fidelity Advisor Mid Cap Fund, and Fidelity Advisor Large Cap Fund, of our reports dated January 13, 1998 on the financial statements and financial highlights included in the November 30, 1997 Annual Reports to Shareholders of Fidelity Advisor Equity Growth Fund, Fidelity Advisor Mid Cap Fund, and Fidelity Advisor Large Cap Fund.
We further consent to the incorporation by reference, into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Fidelity Advisor Series VIII: Fidelity Advisor Strategic Opportunities Fund (currently Fidelity Advisor Series I: Fidelity Advisor Strategic Opportunities Fund), of our report dated January 15, 1998 on the financial statements and financial highlights included in the November 30, 1997 Annual Report to Shareholders of Fidelity Advisor Strategic Opportunities Fund.
We further consent to the incorporation by reference, into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Fidelity Advisor Series II: Fidelity Advisor Growth Opportunities Fund (currently Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund), of our report dated January 5, 1998 on the financial statements and financial highlights included in the November 30, 1997 Annual Report to Shareholders of Fidelity Advisor Growth Opportunities Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information.

       /s/COOPERS & LYBRAND L.L.P.
       COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
February 23, 1998